Exhibit 10.1

SECOND AMENDMENT

TO

PURCHASE AND SALE AGREEMENT

Among

IMPERIAL PETROLEUM INC.

as Seller,

and

WHITTIER ENERGY COMPANY AND PREMIER NATURAL RESOURCES, LLC

as Buyer

Dated July 28, 2006

SECOND AMENDMENT

TO

PURCHASE AND SALE AGREEMENT

This  SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT (“Second Amendment”) is entered into as of July 28, 2006 by Imperial Petroleum, Inc., a Nevada corporation (Seller) and Whittier Energy Company, a Nevada corporation and Premier Natural Resources, LLC, a Delaware limited liability company (collectively, Buyer).

Recitals

A.            Seller and Buyer are parties to that certain Purchase and Sale Agreement dated May 1, 2006 ( the “PSA”) pursuant to which the Seller agreed to sell certain properties to Buyer.  The Purchase and Sale Agreement was amended by the First Amendment To Purchase And Sale Agreement Dated June 26, 2006 (“First Amendment”).  References to the PSA shall include the PSA as amended by the First Amendment.  Capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the PSA.

B.            The parties desire to further amend the PSA.

NOW, THEREFORE, for and in consideration of the covenants contained herein and in the PSA, the parties agree as follows:

Article 1.                Amendments to PSA.

1.1           Postpone Closing.  Section 6(c)(ii) is hereby amended and restated as follows:

                                (ii)           Postpone Closing.  Whether or not Seller has then begun to, or ever begins to, cure one or more Asserted Defects (and whether or not Seller has elected option (iii) below with respect to one or more Asserted Defects), Seller may postpone the Closing by designating a new Closing Date not later than August 9, 2006, so that it may attempt to cure one or more Asserted Defects.  Notwithstanding any such election to postpone Closing, Seller shall still have no obligation to cure Asserted Defects.

                1.2           Actions At Closing.  The first paragraph of Section 10(a) is hereby amended and restated as follows:

10.           Closing.

                (a)           Actions At Closing.  The closing (herein called the “Closing”) of the transaction contemplated hereby shall take place in the offices of Vinson & Elkins L.L.P. located at First City Tower, 1001 Fannin Street, Suite 2300, Houston, Texas 77002 at 10:00 a.m. local time on August 9, 2006 (“Closing Date”).  The term Closing Date shall include such other date and time (i) as Buyer and Seller may mutually agree upon or (ii) to which the Closing may be postponed pursuant to Sections 6(c)(ii) or 8(a) above.  At the Closing:

Article 2.                Delayed Closing on Properties With Defects.

                2.1           Phase II Properties.  For each Asserted Defect of which Buyer gives Seller notice pursuant to Section 6 that is not cured by the Closing Date and no dispute exists with respect to the existence thereof, Buyer and Seller, by mutual agreement may elect at the Closing to designate the Property or the undivided interest in a Property subject of such Asserted Defect notices for purchase after the Closing (such Property or undivided interest therein, a “Phase II Property”).

                2.2           Agreement on Phase II Property Values.  The Parties shall agree at Closing on the values from Schedule I applicable to each Phase II Property.  Such values shall be the Purchase Price for each Phase II Property.

                2.3           Partial Purchase at Closing.  Buyer may elect to purchase at Closing the undivided interest portion of any Property (a portion of which is a Phase II Property) at the value for such Property from Schedule I less the value for the Phase II Property portion of such Property agreed to in Article 2.2 above.

                2.4           Curative Work Performed by Buyer.  After Closing, Buyer may elect to cure any Asserted Defect as to each Phase II Property at its sole cost and expense.   After Closing, Seller may also elect to cure any Asserted Defect as to a Phase II Property.

                2.5           Phase II Closing.  Buyer shall purchase each Phase II Property from Seller as soon as the Asserted Defect for that Phase II Property is cured but in no event after November 7, 2006.  The date or dates on which each such Phase II Property is purchased by Buyer from Seller shall be the Phase II Closing Date for that Property. If the Asserted Defect with respect to the Phase II Property is not cured by November 7, 2006 and Buyer has not agreed to purchase the Phase II Property without curative, then such Phase II Property shall automatically be removed from the sale and transactions contemplated by the PSA and herby and the Parties shall have no further obligations to each other with respect to such Property.

                2.6           Other Provisions.  The other provisions of the PSA shall continue to apply to the Phase II Properties as if the Closing Date were the same as the Phase II Closing Date for each such Property with the exception of Section 10(a)(vi) which is amended as to the Phase II Properties to read as follows:

(vi)          Payment to Seller.  Buyer shall deliver to the Seller, by wire transfer of immediately available funds to a single account designated by Seller in a bank located in the United States, an amount equal to one hundred percent (100%) of the Purchase Price for each Phase II Property.

Article 3.                Miscellaneous.

3.1           PSA Continues in Effect.  Except as modified by this Second Amendment and any modifications by Seller and Buyer to the form of the Post-Closing Escrow Agreement entered into before the date hereof, the PSA shall continue in effect as originally written.

3.2           Choice of Law.  Without regard to principles of conflicts of law, this Second Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Texas applicable to contracts made and to be performed entirely within such state and the laws of the United States of America.

3.3           Counterparts.  This Second Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, this Second Amendment is executed by the parties hereto as of the date set forth above.

IMPERIAL PETROLEUM, INC.

By:	/s/ Jeffrey T. Wilson
Jeffrey T. Wilson,
President

WHITTIER ENERGY COMPANY

By:	/s/ Daniel H. Silverman
Daniel H. Silverman, Vice President
and Chief Operating Officer

PREMIER NATURAL RESOURCES, LLC

By:	/s/ J. Chris Jacobsen
J. Chris Jacobsen, President and Manager